UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to Section 240.14a-12
CIMPRESS N.V.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Cimpress N.V. intends to send the following email message to some of its shareholders to explain certain proposals outlined in the preliminary proxy statement for Cimpress’ extraordinary general meeting of shareholders on May 27, 2016, which was filed with the Securities and Exchange Commission on April 18, 2016.

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Hello [Shareholder],

Cimpress just filed a preliminary proxy statement with proposals related to an evolved long-term compensation program design. I have attached a PDF copy for your convenience or you can find the proxy statement at this link: [hyperlink]

The proxy statement includes a letter from Scott Vassalluzzo, the chairman of the compensation committee of our supervisory board and a managing member of Prescott General Partners, a Cimpress shareholder. Together, the letter and proxy statement describe the compensation program and related performance equity plan in detail. We also attempted to identify the main questions shareholders would have and have answered them in the document. Should you have additional questions please submit them to me at mburns@cimpress.com by Monday, April 25, 2016, and we will provide written answers on our investor relations website on or before the date we mail our definitive proxy statement.

We would also be happy to take questions following our scheduled Q3 FY 2016 earnings announcement next week.

We look forward to hearing from you.

Best regards,
Meredith

Important Additional Information And Where To Find It
Cimpress, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Cimpress’ shareholders in connection with the matters to be considered at Cimpress’ Extraordinary General Meeting of Shareholders to be held on May 27, 2016. On April 18, 2016, Cimpress filed a preliminary Proxy Statement and accompanying preliminary proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from Cimpress’ shareholders in connection with the matters to be considered at the Extraordinary General Meeting of Shareholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such preliminary Proxy Statement. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS WELL AS THE OTHER DOCUMENTS FILED BY CIMPRESS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain such Proxy Statements, any amendments or supplements to such Proxy Statements, the accompanying proxy card, and any other documents filed by Cimpress with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Cimpress’ corporate website at www.cimpress.com, by writing to Investor Relations, Cimpress, 275 Wyman Street, Waltham, MA 02451, or by calling Cimpress’s Investor Relations at (781) 652-6480.